ACKNOWLEDGEMENT

OF

SECURE NETCHECKIN INC.

October 8, 2012

1.

SECURE NetCheckIn Inc. (the “Company”), a Nevada corporation, received comments from the SEC, by letter dated October 4, 2012, related to its Form 8-K filed October 3, 2012.

2.

As a result of the letter, the Company will file its Amendment No.1 to Form 8-K.

3.

Pursuant to the SEC comment letter, the SEC asked that the Company make certain acknowledgments with respect to its Form S-1 filing.

Accordingly, the Company makes the following acknowledgments:

1.

 The Company is responsible for the adequacy and accuracy of the disclosure in the filing.

2.

The SEC staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

3.

The company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

SECURE NETCHECKIN INC.

/s/ Brandi L. DeFoor
Brandi L. DeFoor, President & CEO